Exhibit 10.28

CONSULTING AGREEMENT dated as of March 14, 2005 (this “Agreement”), between MQ ASSOCIATES, INC., a Delaware corporation (the “Company”), ARGUS MANAGEMENT CORP. (the “Consultant”) and JOHN HAGGERTY (“Haggerty”).

WHEREAS, the Company wishes to hire the Consultant to provide consulting services to the Company.

WHEREAS, the Consultant wishes to appoint Haggerty to perform such consulting services to the Company on the Consultant’s behalf.

WHEREAS,  in order to induce Consultant to provide consulting services to the Company, the Company desires to provide Consultant with the compensation on the terms and conditions set forth in this Agreement.

WHEREAS, the Consultant is willing to perform consulting services for the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below:

Section 1.                                          Engagement and Services.

(a)                                  The Consultant shall perform such duties and services (the “Services”) as may reasonably be requested by the Board.  The Consultant shall appoint Haggerty to provide Services on behalf of the Consultant, and Haggerty shall devote substantially all of his business time, attention and energies to the business of the Company.  In connection with the provision of the Services, Haggerty shall serve as the Company’s interim Chief Financial Officer (“CFO”).

(b)                                 The Consultant hereby acknowledges that performance of the Services may require Haggerty or the Consultant, as applicable, to perform the Services at a variety of locations which shall be mutually acceptable to the Consultant and the Company; provided, however, that Haggerty or the Consultant, as applicable, shall operate primarily from the Company’s Alpharetta, Georgia, facility and that Haggerty or the Consultant, as applicable, shall agree to travel, as requested by the Company, on reasonable prior notice.

(c)                                  Any reference to the “Board” in this Agreement shall mean the Board of Directors of the Company, excluding Haggerty if he is a member thereof at such time.

Section 2.                                          Term and Termination.

This Agreement and the term of consulting (the “Engagement Period”) shall commence and be effective on the date hereof and shall terminate on the date specified in a written notice from the Company or the Consultant to the other party of its intent to terminate this Agreement, which date, in the case of a notice from the Consultant to the Company, shall not be less than fifteen (15) days from the date of receipt by the Company of such notice.  Upon the termination of the Engagement Period, Haggerty shall automatically, and without any further action, cease to be the interim CFO.

Section 3.                                          Fees and Expenses.

(a)                                  Consulting Fees.  During the Engagement Period, the Company shall pay to the Consultant a consulting fee of $375.00 per hour, not to exceed 45 hours per week (the “Consulting Fee”).  During the Engagement Period, accrued Consulting Fees shall be paid by the Company in accordance with the Company’s normal payroll practices as if the Consultant were an employee of the Company.

(b)                                 Expenses.  During the Engagement Period, the Company shall reimburse Consultant for reasonable and necessary expenses and other disbursements incurred by it for or on behalf of the Company in connection with the performance of the Services (collectively the “Expenditures”).

(c)                                  Termination Payments.  Upon termination of the Engagement Period, Consultant only shall be entitled to receive any earned and unpaid Consulting Fees and any unreimbursed Expenditures up to the date of termination.

Section 4.                                          Independent Contractor.

(a)                                  Each of Haggerty and the Consultant shall perform the Services as an independent contractor to the Company.

(b)                                 Neither Haggerty nor the Consultant shall make any claim under this Agreement or otherwise against the Company or its subsidiaries for workers’ compensation, unemployment insurance compensation, or life insurance, social security benefits, disability insurance benefits or any other benefits.  Each of Haggerty and the Consultant is solely responsible for his or its income and other taxes and neither the Company nor any of its subsidiaries shall withhold on behalf of Haggerty or the Consultant any sums for income tax, unemployment insurance or social security pursuant to any law or requirement of any government agency including, without limitation, unemployment tax, federal, state or foreign income tax, federal social security (FICA) payments and disability insurance taxes.  Each of Haggerty and the Consultant shall make such tax payments as may be required by applicable law and each shall indemnify, defend and hold the Company and its subsidiaries harmless from any liability the Company and its subsidiaries may incur as a consequence of his or its failure to make such tax payment(s).

(c)                                  Neither the Company nor its subsidiaries shall be liable to either Haggerty or the Consultant for any accidents, injuries or acts committed by Haggerty or the Consultant, as applicable, during the performance of any Services under this Agreement.  Each of Haggerty and the Consultant is solely responsible for maintaining appropriate policies of insurance, at his or its sole discretion, to cover any such contingencies.

(d)                                 Within a reasonable period of time after the date hereof, the Company shall increase the coverage of its existing directors’ and officers’ insurance policy or purchase additional directors’ and officers’ insurance coverage, on terms reasonably satisfactory to the Company and Haggerty.

Section 5.                                          Disclosure of Information.

(a)                                  From and after the date hereof, the Consultant shall not use or disclose to any Person, except as required in connection with the performance of the Services and in compliance with the terms of this Agreement and as required by law or judicial process, any Confidential Information (as hereinafter defined), for any reason or purpose whatsoever, nor shall the Consultant make use of any Confidential Information for the Consultant’s purposes or for the benefit of any Person except the Company or any subsidiary thereof.  As used in this Agreement, “Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

(b)                                 For purposes of this Agreement, “Confidential Information” shall mean (i) the Intellectual Property Rights (as hereinafter defined) of the Company and its subsidiaries and (ii) all other information of a proprietary or confidential nature relating to the Company or its subsidiaries, or the business or assets of the Company or its subsidiaries, including, without limitation, books, records, customer and registered user lists, vendor lists, supplier lists, customer agreements, vendor agreements, supplier agreements, incentive and commission program information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than information which is generally within the public domain at the time of the receipt thereof by the Consultant or at the time of use or disclosure of such Confidential Information by the Consultant other than as a result of the breach by the Consultant of the Consultant’s obligations hereunder.

(c)                                  As used herein, the term “Intellectual Property Rights” means all intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, production methods, inventions, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

Section 6.                                          Nondisparagement.

(a)                                  The Consultant agrees that it shall not, directly or indirectly, make or cause others to make any statement or take any action that could reasonably be construed to be a false or misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning the Company, any subsidiary or any of their respective affiliates, businesses or any of its respective employees, officers, directors, agents, consultants, members or stockholders.

(b)                                 The Company agrees that it shall not, directly or indirectly, make or cause others to make any statement or take any action that could reasonably be construed to be a false or misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning the Consultant.

Section 7.                                          Delivery of Materials Upon Termination of Engagement.

The Consultant shall deliver to the Company at the termination of the Engagement Period, or at any time upon the Company’s request, all memoranda, notes, plans, records, reports, computer files, software and other documents and data (and copies thereof existing in any media) relating to the Confidential Information,  or the business of the Company it may then possess or have under its control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.  Further, at the termination of the Engagement Period, the Consultant shall (a) vacate the premises provided by the Company for its use that are leased in the name of the Company or any of its subsidiaries, (b) return any vehicle provided by the Company for its use that is leased in the name of the Company or any of its subsidiaries and (c) return any other property of the Company or its subsidiaries that is in its possession.

Section 8.                                          Representation and Warranties.

(a)                                  Each of Haggerty and the Consultant hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by each of Haggerty and the Consultant does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Haggerty or the Consultant, as applicable, is a party or any judgment, order or decree to which Haggerty or the Consultant, as applicable is subject, (ii) neither Haggerty nor the Consultant is a party to or bound by (x) any employment agreement, consulting agreement, or similar agreement, or (y) any non-compete agreement, confidentiality agreement or similar agreement with any other Person that is inconsistent with the provisions of this Agreement and (iii) upon the execution and delivery of this Agreement by the Company, Haggerty and the Consultant, this Agreement will be a valid and binding obligation of Haggerty and the Consultant.

(b)                                 The Company hereby represents and warrants to Haggerty and the Consultant that (i) this Agreement has been duly authorized by all necessary corporate action on the part of the Company, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject, and (iii) upon the execution and delivery of this Agreement by the Company, Haggerty and the Consultant, this Agreement will be a valid and binding obligation of the Company.

Section 9.                                          Miscellaneous Provisions.

(a)                                  Amendment; Waiver and Release.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the parties hereto.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  The waiver by any party of a breach of any provision shall not operate or be construed as a waiver of any subsequent breach by any party.

(b)                                 Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)                                  Entire Agreement.  Except as otherwise expressly set forth herein, this document and the other documents referred to herein constitute the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and parties hereto and their respective successors and assigns; provided that the Consultant may not assign its rights or obligations under this Agreement to any other Person without the prior written consent of the Company.  Except as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

(e)                                  Counterparts and Facsimile Execution.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that the parties need not sign the same counterpart.  Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

(f)                                    Remedies.  Because the Consultant’s services are unique, and because the Consultant has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement.  In event of any breach or threatened breach of this Agreement, a party or its successors or permitted assigns shall be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).  All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

(g)                                 Construction.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(h)                                 GOVERNING LAW.  THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(i)                                     MUTUAL WAIVER OF JURY TRIAL.  THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

(j)                                     Jurisdiction and Venue.

(i)                                     Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in any such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)                                  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any New York State or federal court sitting in New York, New York.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii)                               The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

(k)                                  Descriptive Headings.  The headings of the sections of this Agreement are inserted as a matter of convenience and reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

(l)                                     Mutual Contribution.  The parties to this Agreement and their counsel have mutually contributed to its drafting.  Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

(m)                               Agreement Binding Upon Haggerty.  Haggerty agrees to be bound by and comply with all terms and provisions hereof applicable to Consultant hereunder.  The Consultant agrees not to substitute any other individual in lieu of Haggerty to perform the Services during the Engagement Period.

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IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the date first above written.

MQ ASSOCIATES, INC.

By:	/s/ Donald C. Tomasso
	Name:	Donald C. Tomasso
	Title:	Interim Chief Executive Officer

ARGUS MANAGEMENT CORP.

By:	/s/ John Haggerty
	Name:	John Haggerty
	Title:	President

/s/ John Haggerty
JOHN HAGGERTY